Exhibit 99.1

SVB FINANCIAL GROUP CONFIRMS ANNOUNCED PURCHASE PRICE FOR BOSTON PRIVATE IS ‘BEST AND FINAL’

SANTA CLARA, Calif. — APRIL 27, 2021 — On April 27, 2021 Boston Private Financial Holdings, Inc. (“Boston Private”) (NASDAQ: BPFH) adjourned its special meeting of shareholders until May 4, 2021 to solicit additional votes in support of the merger between Boston Private and SVB Financial Group (“SVB”) (NASDAQ: SIVB). To provide clarity to Boston Private shareholders, SVB is confirming it will not increase the purchase price if Boston Private shareholders do not approve the transaction at the adjourned meeting.

About SVB Financial Group

For more than 35 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world. Learn more at svb.com.

SVB Financial Group is the holding company for all business units and groups © 2021 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group. [SIVB-F]

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to SVB Financial Group’s (“SVB Financial”) and/or Boston Private’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections. In addition to factors previously disclosed in SVB Financial’s and Boston Private’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Boston Private’s shareholders on the expected terms and schedule; delay in closing the merger; the outcome of any legal proceedings that have been or may be instituted against SVB Financial or Boston Private; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement providing for the merger; difficulties and delays in integrating Boston Private’s business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; the inability to retain existing Boston Private clients; the inability to retain Boston Private employees; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; and the impact of the global COVID-19 pandemic on SVB Financial’s and/or Boston Private’s businesses, the ability to complete the proposed merger and/or any of the other foregoing risks. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Important Additional Information and Where to Find It

In connection with the proposed merger, SVB Financial has filed with the SEC a registration statement on Form S-4 that includes the proxy statement of Boston Private and a prospectus of SVB Financial. The registration statement on Form S-4, as amended, was declared effective by the SEC on March 17, 2021, and Boston Private commenced mailing of the definitive proxy statement/prospectus to its shareholders on or about March 19, 2021. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF BOSTON PRIVATE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

A free copy of the definitive proxy statement/prospectus, as well as other filings containing information about SVB Financial and Boston Private, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of documents filed with the SEC by SVB Financial will be made available free of charge on SVB Financial’s website at http://ir.svb.com or by contacting SVB Financial’s Investor Relations department at 408.654.7400; 3005 Tasman Drive, Santa Clara, CA 95054; or ir@svb.com. Copies of documents filed with the SEC by Boston Private will be made available free of charge on Boston Private’s website at http://ir.bostonprivate.com or by contacting Boston Private’s Investor Relations department at 617.912.4386; 10 Post Office Square, Boston, MA 02109; or abromley@bostonprivate.com.

Participants in the Solicitation

SVB Financial, Boston Private and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Boston Private in connection with the proposed merger. Information about the directors and executive officers of SVB Financial is set forth in the proxy statement for SVB Financial’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 4, 2021, and other documents filed by SVB Financial with the SEC. Information about the directors and executive officers of Boston Private is set forth in Boston Private’s Form 10-K for the year ended December 31, 2020, as amended, and other documents filed by Boston Private with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the definitive proxy statement/prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

Investor Contacts:

Meghan O’Leary

Investor Relations

SVB Financial Group

moleary@svb.com

Media Contacts:

Eileen Nolan

Public Relations

SVB Financial Group

enolan@svb.com

Brian Schaffer

Prosek Partners for SVB Financial Group

bschaffer@prosek.com